Exhibit 10.4

CalEthos, Inc.

10% PROMISSORY NOTE

$1,000,000.00	February 12, 2024

FOR VALUE RECEIVED, CALETHOS, INC., a Nevada corporation (herein called the “Company”), hereby promises to pay on May 30, 2024, to NANOSHA INVESTMENTS LLC, with an address at 1202 Walnut Avenue, Long Beach, California 90813, or its assigns (together, herein called the “Holder”), the principal sum of One Million Dollars ($1,000,000.00), together with interest upon the principal hereof at the rate of 10% per annum; provided, however, that during the continuance of an Event of Default (as defined below), interest on this Note shall accrue on the outstanding principal amount of this Note at the rate of 14% per annum. Interest on this Note shall accrue on the outstanding principal amount on this Note from the date of issuance until the date of repayment of the principal and payment of accrued interest in full. Interest shall be calculated on the basis of a 365 day year and shall be payable at maturity. Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (c) below, become immediately due and payable upon the occurrence of any of the following specified events of default (each, an “Event of Default”):

(a) If the Company shall default in the due and punctual payment of the principal amount of this Note when and as the same shall become due and payable, whether at maturity or by acceleration, and such payment default is not cured within five (5) business days after written notice of such default is delivered to the Company; or

(b) If the Company (i) shall default in the due and punctual payment of interest on this Note when the same shall become due and payable, and such payment default is not cured within five (5) business days after written notice of such default is delivered to the Company, or (ii) shall breach any other provision of this Note, which breach is not cured within five (5) business days after written notice of such breach is delivered to the Company; or

(c) If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Note and accrued interest thereon to be due. Such declaration shall be deemed given upon the occurrence of any event specified in clause (c) above. In the event of a default, all costs of collection, including reasonable attorneys’ fees, shall be paid by the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium.

This Note is not assignable by the Holder hereof without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned, and any such purported assignment shall be null and void.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. Earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall, at the option of the Holder, either be rebated to the Company (if already paid) or cancelled, or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its Chief Executive Officer as of the date hereinabove set forth.

CalEthos, Inc.

By:
Name:	Michael Campbell
Title:	Chief Executive Officer

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